As filed with the Securities and Exchange Commission on June 3 , 2015

Registration No. 333- 203679

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8742	20-2932652
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7621 Little Avenue,

Suite 414, Charlotte, NC 28226

(Address and telephone number of principal executive offices and principal place of business)

Michael D. Pruitt

Chief Executive Officer

Chanticleer Holdings, Inc.

7621 Little Avenue, Suite 414

Charlotte, NC 28226

(704) 366-5122

(Name, address and telephone number of agent for service)

With copy to:

Ruba Qashu

Libertas Law Group, Inc.

225 Santa Monica Boulevard, 11th Floor

Santa Monica, CA 90401

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Estimated Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering by Chanticleer Holdings, Inc.:
Common Stock, par value $0.0001 par value
Warrants
Units
Rights
Total for Primary Offering			$15,000,000	$1,743	(2)
Secondary Offering by Selling Shareholders:
Common Stock, par value $0.0001 per share (3)	900,000	$2.70	$2,430,000	$283	(4)
Common Stock, par value $0.0001 per share (5)	1,317,000	$3.60	$4,741,200	$551	(6)
Total for Primary and Secondary Offerings			$22,171,200	$2,577

(1)    There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of warrants and rights to purchase common stock, and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $15,000,000. In addition, up to 2,217,000 shares of common stock may be sold from time to time pursuant to this registration statement by the selling shareholders named herein. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon exercise of warrants or rights or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)    Calculated pursuant to Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price of all securities listed. Fee previously paid with initial filing of this registration statement.

(3)    Includes 400,000 shares issuable upon exercise of outstanding warrants and 500,000 shares issuable upon conversion of outstanding notes.

(4)    With respect to shares of common stock to be offered by the selling shareholders in the secondary offering, the price has been estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(g) and (c) under the Securities Act, based on the average of the high and low prices reported for the shares of common stock as reported on the Nasdaq Capital Market on April 22, 2015. Fee previously paid with initial filing of this registration statement.

(5) Includes 317,000 shares issuable upon exercise of outstanding warrants and 1,000,000 shares issuable upon conversion of outstanding promissory notes.

(6) With respect to shares of common stock to be offered by the selling shareholders in the secondary offering, the price has been estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(g) and (c) under the Securities Act, based on the average of the high and low prices reported for the shares of common stock as reported on the Nasdaq Capital Market on June 1, 2015. Fee being submitted concurrently with this amendment no.1 to the registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

Subject to completion, dated June 3 , 2015

PROSPECTUS

CHANTICLEER HOLDINGS, INC.

$15,000,000

Common Stock, Warrants, Units and Rights

and

2,217 ,000 Shares of Common Stock

This prospectus covers our offer and sale from time to time of any combination of common stock, warrants, units or rights described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer and sell. Each time we offer and sell securities we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. The aggregate offering price of all securities sold by us under this prospectus may not exceed $15,000,000.

 This prospectus also covers the resale by the selling shareholders identified in the “Selling Shareholders” section of this prospectus of up to an aggregate of 2,217 ,000 shares of our common stock, including 717 ,000 shares issuable upon exercise of outstanding warrants and 1,000,000 shares issuable upon conversion of outstanding notes. We will not receive any of the proceeds from the sale of shares of our common stock by the selling shareholders. We may receive up to $1, 792,5 00 upon the exercise of the outstanding warrants.

Shares of our common stock are traded on the NASDAQ Capital Market (“Nasdaq”) under the symbol “HOTR”. On June 1 , 2015, the closing sales price for our common stock was $3. 54 per share.

By means of this prospectus, we are offering $15,000,000 of securities pursuant to General Instruction I.B.6 of Form S-3. As of June 1, 2015, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $40,998,910, which was calculated based on 11,581,613 shares of outstanding common stock held by non-affiliates and on a price per share of $3.54, the closing price of our common stock on June 1, 2015. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-calendar months prior to and including the date of this prospectus.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 of this prospectus as well as the risk factors and other information in any documents we incorporate by reference into this prospectus to read about important factors you should consider before investing.

Neither we nor any selling shareholder has authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and an accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 3 , 2015

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may offer and sell any combination of the securities described in this prospectus and the selling shareholders may offer and sell shares of common stock in one or more offerings. This prospectus provides you with a general description of the securities we or the selling shareholders may offer and sell. Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

Unless the context otherwise requires, “Chanticleer,” “Company,” “we,” “us” and “our” refer to Chanticleer Holdings, Inc. and its consolidated subsidiaries, and “selling shareholders” and “selling shareholder” refer to one or more selling shareholders identified in the “Selling Shareholders” section of this prospectus. References to “securities” include any security that we or the selling shareholders might offer under this prospectus or any prospectus supplement.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We will also provide you with a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus or the registration statement of which it is a part upon written or oral request, and at no cost to you. If you would like to request any reports or documents from the company, please contact Investor Relations at Chanticleer Holdings, Inc., 7621 Little Avenue, Suite 414, Charlotte, NC 28226, (704) 366-5122 or at ir@chanticleerholdings.com.

Our Internet address is www.chanticleerholdings.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.

We are incorporating by reference the following documents that we have filed with the SEC (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on April 15, 2015 and amended April 30, 2015;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 20, 2015;

•	our Current Reports on Form 8-K dated April 24, 2015, May 21, 2015 and June 1, 2015;

•	all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of our 2014 fiscal year;

•	the description of our common stock contained in the prospectus, constituting part of our Registration Statement on Form S-1 (File No. 333-178307) filed with the SEC on December 2, 2011, and subsequently amended on December 8, 2011, February 3, 2012, February 22, 2012, April 12, 2012, May 21, 2012, May 30, 2012, June 5, 2012, and June 19, 2012.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus.

Our Internet address is www.chanticleerholdings.com and the URL where incorporated reports and other reports may be accessed is http://ir.stockpr.com/chanticleerholdings/all-sec-filings.

The reports incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the reports and documents that are incorporated by reference, including exhibits to such reports and documents, in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. Requests for such copies should be directed to the following:

Chanticleer Holdings, Inc.

Investor Relations

7621 Little Avenue, Suite 414

Charlotte, North Carolina 28226

(704) 366-5122

ir@chanticleerholdings.com

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, within the meaning of the Federal securities laws, which involve substantial risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “outlook”, “believes”, “plans”, “intends”, “expects”, “goals”, “potential”, “continues”, “may”, “should”, “seeks”, “will”, “would” ,“approximately”, “predicts”, “estimates”, “anticipates” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. The factors listed under “Risk Factors” in this prospectus and in any documents incorporated by reference into this prospectus as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such risks and uncertainties include, among other things, risks and uncertainties related to:

•	Operating losses continuing for the foreseeable future; we may never be profitable;
•	Inherent risks in expansion of operations, including our ability to acquire additional territories, generate profits from new restaurants, find suitable sites and develop and construct locations in a timely and cost-effective way;
•	General risk factors affecting the restaurant industry, including current economic climate, costs of labor and food prices;
•	Intensive competition in our industry and competition with national, regional chains and independent restaurant operators;
•	Our rights to operate and franchise Hooters-branded restaurants are dependent on the Hooters’ franchise agreements;
•	Our business depends on our relationship with Hooters;
•	We do not have full operational control over the businesses of our franchise partners;
•	Failure by Hooters to protect its intellectual property rights, including its brand image;
•	Our business has been adversely affected by declines in discretionary spending and may be affected by changes in consumer preferences;
•	Increases in costs, including food, labor and energy prices;
•	Our business and the growth of our Company is dependent on the skills and expertise of management and key personnel;
•	Constraints could affect our ability to maintain competitive cost structure, including, but not limited to labor constraints;
•	Work stoppages at our restaurants or supplier facilities or other interruptions of production;

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•	Our food service business and the restaurant industry are subject to extensive government regulation;
•	We may be subject to significant foreign currency exchange controls in certain countries in which we operate;
•	Inherent risk in foreign operations;
•	We may not attain our target development goals and aggressive development could cannibalize existing sales;
•	Current conditions in the global financial markets and the distressed economy;
•	A decline in market share or failure to achieve growth;
•	Unusual or significant litigation, governmental investigations or adverse publicity, or otherwise;
•	Adverse effects on our operations resulting from the current class action litigation in which the Company is one of several defendants;
•	Adverse effects on our results from a decrease in or cessation or clawback of government incentives related to investments; and
•	Adverse effects on our operations resulting from certain geo-political or other events.

Before you invest in our securities, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus under the heading “Risk Factors” and in any documents incorporated by reference into this prospectus could have a material adverse effect on our business, results of operations and financial position. Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ will emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (or the “Exchange Act”).

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect our actual operating results, cash flows and financial condition. Before making an investment decision in our securities, you should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our periodic reports filed with the SEC that are incorporated by reference herein (including the “Risk Factors” section set forth in Part I, Item IA of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Part II, Item IA of our Form 10Q for the quarterly period ended March 31, 2015 ) together with all of the other information appearing in this prospectus, in the applicable prospectus supplement or incorporated by reference into this prospectus in light of your particular investment objectives and financial circumstances.

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THE COMPANY

The Company

Chanticleer Holdings, Inc. (“Chanticleer” or the “Company”) was organized in October 1999, under the laws of the State of Delaware, using the original name, Tulvine Systems, Inc. The Company previously had limited operations and was considered a development stage company until July 2005. In May 2005, Tulvine Systems, Inc. merged with and changed its name to Chanticleer Holdings, Inc.

Our Business

The Company is in the business of owning , operating and franchising fast casual dining concepts domestically and internationally.

Restaurant Brands

Hooters

Hooters restaurants are casual beach-themed establishments that feature music, sports on large flat screens, and a menu that includes seafood, sandwiches, burgers, salads and of course, Hooters original chicken wings and the “nearly world famous” Hooters Girls. The menu of each location can vary with the local tastes. Hooters began in 1983 with its first restaurant in Clearwater, Florida. From the original restaurant and licensee Mr. Robert Brooks, Hooters has become a global brand, with 430 Hooters restaurants in more than 28 countries.

Chanticleer currently owns, in whole or part, the exclusive franchise rights to develop and operate Hooters restaurants in South Africa, Hungary, Poland, Brazil, Australia and the United Kingdom. The Company currently owns and operates in whole or part of thirteen Hooters restaurants: Pretoria, Durban and Johannesburg (three restaurants with our most recent being Ruimsig) in South Africa; Campbelltown, Parramatta, Penrith and Surfers Paradise in Australia; Budapest in Hungary; Nottingham in the United Kingdom; Tacoma, Washington; and Portland, Oregon.

We expect to either own 100% of the Hooters franchise or partner with a local franchisee in the countries we target. We are focused on expanding our Hooters operations in the following areas: United Kingdom, South Africa, Brazil, Hungary, Poland and Australia. We may also expand in the United States if the opportunity presents itself.

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American Burger Company

In September 2013, we acquired all of the outstanding shares of American Roadside Burgers, Inc., which we are operating under the brand name American Burger Company (“ABC”). ABC focuses on American food menu offerings, which include its signature burgers, turkey and veggie burgers, chicken sandwiches, wings, a variety of salads, and homemade milkshakes. ABC is a fast casual concept, with a warm and relaxing atmosphere and a strong focus on customer service. Each restaurant features a nostalgic “Made in America” feel with sustainable features throughout, including reclaimed barn siding on the walls and floors and chairs made from recycled materials. The first ABC location opened in 2006 in Smithtown, New York, and it has expanded to two locations in Charlotte, North Carolina, one location in Columbia, South Carolina and one location in Greenville, South Carolina. On September 9, 2014, the Company acquired The Burger Company in Charlotte, North Carolina, an award winning casual burger joint in the fast growing better-burger space, which is an integral step in the Company’s strategic growth plan to take the better-burger category into its international markets.

Just Fresh

In November 2013, we acquired a majority (51%) interest in each of JF Restaurants, LLC, and JF Franchising Systems, LLC, owners of Just Fresh, a Charlotte, North Carolina-based casual dining concept. Just Fresh opened its first café in 1993 and has expanded to seven restaurants in the Charlotte, North Carolina area. The menu consists of fresh, health-conscious items such as salads, wraps, sandwiches, soups, freshly baked items, and smoothies. In December 2013, we acquired an additional five percent (5%) interest in each of JF Restaurants, LLC and JF Franchising Systems, LLC, bringing our total ownership to 56% of each entity as of December 31, 2014. In November 2014, we opened our latest Just Fresh location in the Ballantyne Corporate Place in Charlotte, North Carolina.

Recent Restaurant Acquisitions

On March 15, 2015, the Company purchased the assets of BGR Holdings, LLC, through a wholly owned subsidiary of the Company. Our subsidiary acquired substantially all of the assets of BGR, including the ownership interests of a franchising subsidiary, an operating subsidiary and various restaurant locations engaged in the fast casual hamburger restaurant business under the name “BGR The Burger Joint” in Maryland, Virginia, and Washington DC. BGR operate d 9 company-owned stores and 11 franchisee-owned stores at the time of acquisition. Post-acquisition, BGR recently opened an additional franchise–owned store, its second international franchise located in Kuwait.

On March 31, 2015, the Company entered into an Asset Purchase Agreement with BT’s Burgerjoint Management, LLC, a fast casual hamburger concept with several restaurants in the Charlotte and Asheville, North Carolina markets. On May 29, 2015, the parties entered into Amendment No. 1 to the Asset Purchase Agreement, extending the closing date to July 3, 2015. The closing is subject to satisfaction of various closing conditions. Pursuant to the terms of the Asset Purchase Agreement, the Company is acquiring substantially all of the assets, including ownership interests of a franchising subsidiary, an operating subsidiary and four restaurant locations engaged in the fast casual hamburger restaurant business under the name “BT’s Burger Joint”.

Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the section titled “Risk Factors”.

Corporate Information

Our principal executive offices are located at 7621 Little Avenue, Suite 414, Charlotte, North Carolina 28226. Our telephone number is (704) 366-5122. Our corporate website is www.chanticleerholdings.com. Information contained in or accessible through our website is not part of this prospectus. Our transfer agent is Securities Transfer Corp., telephone (469) 633-0101.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we anticipate that the net proceeds from our sale of any securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. In the case of a sale by the selling shareholders, we will not receive any of the proceeds from such sale. We may however receive up to $1, 792,5 00 from the exercise of outstanding warrants by selling shareholders.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that Chanticleer or certain selling shareholders to be identified in a prospectus supplement may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

DESCRIPTION OF COMMON STOCK

The following is a summary of the material terms of our common stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our amended and restated certificate of incorporation, amended and restated bylaws and to the applicable provisions of Delaware law.

We are authorized to issue 45,000,000 shares of common stock, $0.0001 par value. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; the holders of a majority of our outstanding shares of common stock may elect all directors. Holders of common stock are entitled to receive such dividends as may be declared by our board out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our directors are not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future. Holders of common stock do not have preemptive rights to subscribe to any additional shares we may issue in the future. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and nonassessable.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to certain exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

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•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an "Interested Stockholder" did own, 15% or more of the corporation's voting stock.

In addition, our authorized but unissued shares of common stock are available for our board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans The existence of our authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The board of directors is also authorized to adopt, amend or repeal our bylaws, which could delay, defer or prevent a change in control.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

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General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock, the number of shares of common stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

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•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required amount to the warrant agent in immediately available funds or otherwise as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

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Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of warrants, and shares of common stock or any combination of such securities.

DESCRIPTION OF RIGHTS

We may offer to our shareholders rights to purchase common stock or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights that we may issue and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

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The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregated number of rights issued and the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire and any applicable U.S. federal income tax considerations.  To the extent that any particular terms of the rights, rights agent agreements or rights certificates described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and have no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see the sections above entitled “Where You can Find More Information” and “Incorporation of Certain Information by Reference”. We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

FORMS OF SECURITIES

Each warrant, unit and right will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of warrants, units or rights represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

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Registered Global Securities

We may issue the registered warrants, units and rights in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

 If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

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So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

 Any payments to holders with respect to warrants, units or rights, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Chanticleer, the trustees, the warrant agents, the unit agents or any other agent of Chanticleer, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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SECURITIES HELD BY SELLING SECURITY HOLDERS

On February 11, 2015, the Company executed a Securities Purchase Agreement with an accredited investor whereby it agreed to issue and sell an initial note in the amount of $200,000 with an initial warrant with a five-year term to purchase 80,000 shares of common stock at an exercise price of $2.50 per share. The initial note was convertible into shares of the Company’s common stock at an exercise price of $2.00 per share. On March 13, 2015, the Company conducted a subsequent closing with respect to the Securities Purchase Agreement. At the subsequent closing, the Company cancelled the initial note issued on February 11, 2015 in the amount of $200,000 and issued an Amended and Restated Note with an aggregate principal amount of $1,000,000 and a subsequent warrant with a five-year term to purchase 320,000 shares. The Amended and Restated Note is convertible into shares of the Company’s common stock at an exercise price of $2.00 per share and the subsequent warrant may be exercised at an exercise price of $2.50 per share. The shares of common stock underlying the Amended and Restated Note and initial and subsequent warrants are subject to a Registration Rights Agreement dated as of February 11, 2015 by and between the Company and the investor.

Pursuant to the terms of the Amended and Restated Note and initial and subsequent warrants, the investor may not exercise such securities if such exercise would result in the investor beneficially owning in excess of 4.99% of the Company’s then issued and outstanding common stock. The investor may, however, increase or decrease this limitation (but in no event exceed 9.99% of the number of shares of common stock issued and outstanding) by providing the Company with 61 days’ notice that such holder wishes to increase or decrease this limitation.

In January 2015, the Company issued convertible promissory notes for an aggregate of $1,000,000. The notes accrue interest at 8% per annum until the date the notes are converted. The notes are convertible into the Company’s common stock at 85% of the average of the lowest three closing trading prices over ten days prior the conversion date. The conversion price is subject to a floor of $1.00 per share and a ceiling of $2.00. If not converted, the notes mature three years from the issuance date. The holders may demand payment in full after one year from the issuance date. The Company also issued warrants to purchase 317,000 shares of common stock, exercisable at $2.50 per share for a period of up to 5 years from the notes’ original issuance dates.

SELLING SHAREHOLDERS

An aggregate of 2,217 ,000 shares of common stock may be offered for sale and sold from time to time pursuant to this prospectus by the selling shareholders and their respective transferees, distributees, pledgees, donees, assignees or other successors. We are paying all of the expenses in connection with such registration and the sale of the shares, other than selling commissions and the fees and expenses of counsel and other advisors to the selling shareholders. Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

The following table sets forth, for the selling shareholders to the extent known by us, the number of shares of our common stock beneficially owned, the number of shares of our common stock offered hereby and the number of shares and percentage of outstanding common stock to be owned after completion of this offering, assuming all shares offered hereby are sold. None of the selling shareholders has had any material relationship within the past three years with us or, to our knowledge, our affiliates. To our knowledge, none of the selling shareholders is a broker-dealer and/or affiliated with a broker-dealer.

All of the information contained in the table below is based solely upon information provided to us by the selling shareholders or otherwise known by us. In addition to the shares offered hereby, the selling shareholders may otherwise beneficially own our shares of common stock as a result of, among others, open market purchases, which information is not obtainable by us without undue effort and expense. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which the information regarding the shares beneficially owned was last known by us, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

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The number of shares outstanding and the percentages of beneficial ownership are based on 12, 321,3 30 shares of our common stock issued and outstanding as of June 1 , 2015.

     For the purposes of the following table, the number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling shareholder has sole or shared voting power or investment power and also any shares that that selling shareholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option.

Name of Selling Shareholder	Number of Shares Owned Before Offering	Number of Shares Being Offered	Number of Shares Owned After Offering	Percent of Shares Owned After Offering

At Media Corp. (1)	180,000	180,000	0	0
Aton Select Fund LTD (2)	720,000	720,000	0	0
Ripley Revocable Trust UAD November 10, 2011(3)	330,652	330,652	0	0
Adam Shapiro	125,332	125,332	0	0
Charles W. and Cheri L. Bass, as tenants-by-the-entireties	6,516	6,516	0	0
Ryan E. Kress	18,375	16,875	1,500	*
Stephen Y. Schwanz	20,625	20,625	0	0
Robn Smith (4)	6,853	5,000	1,863	*
Aracle Management, LLC (5)	28,000	28,000	0	0
Aracle SPF I, LLC (6)	18,750	18,750	0	0
Joshua S. Lev (7)	80,750	34,000	0	0
Michael Nimaroff (8)	37,500	37,500	0	0
Brio Capital Master Fund Ltd. (9)	281,250	281,250	0	0
Arthur M. Luxenberg (10)	82,410	75,000	7,410	*
Vista Capital Investments, LLC (11)	37,500	37,500	0	0
Jack Zwick (12)	37,500	37,500	0	0
Burton Weinstein (13)	37,500	37,500	0	0
Arlene Renee Seaton (14)	37,500	37,500	0	0
Lincoln Park Capital Fund, LLC (15)	150,000	150,000	0	0
Harry Newton (16)	37,500	37,500	0	0

* Less than 1%

(1) C onsist s of 80,000 shares underlying exercisable warrant s and 100,000 shares underlying convertible Amended and Restated Note. Carl Caserta and Alessandro Dubini exercise voting and dispositive control over these shares.

(2) C onsist s of 320 ,000 shares underlying exercisable warrant s and 400,000 shares underlying convertible Amended and Restated Note. David Danes exercises voting and dispositive control over these shares.

(3) John F. Ripley, as Trustee, exercises voting and dispositive control over these shares.

(4) Consists of 6,583 shares underlying exercisable warrants.

(5) Consists of 28,000 shares of common stock underlying exercisable warrants. Mark I. Lev and Joshua S. Lev, the principals and managers of Aracle Management, LLC, are deemed to be the beneficial owners of the shares. Mark I. Lev and Joshua S. Lev have shared voting and dispositive control over these shares.

(6) Consists of 6,250 shares underlying exercisable warrants and 12,500 shares underlying convertible note. Aracle SPF I, LLC is managed and controlled by Aracle Management, LLC. Mark I. Lev and Joshua S. Lev, the principals and managers of Aracle Management, LLC, are deemed to be the beneficial owners of the shares. Mark I. Lev and Joshua S. Lev have shared voting and dispositive control over these shares.

(7) Shares to be sold consist of 34,000 shares underlying exercisable warrants. As principal and co-manager of Aracle Management, LLC, Joshua S Lev is deemed to beneficially own additional 46,750 shares held and also offered under this prospectus by Aracle Management, LLC and Aracle SPF I, LLC.

(8) Consists of 12,500 shares underlying exercisable warrants and 25,000 shares underlying convertible note.

(9) Consists of 93,750 shares underlying exercisable warrants and 187,500 shares underlying convertible note. Shaye Hirsch exercises voting and dispositive control over these shares.

(10) Includes 3,705 shares, 28,705 shares underlying exercisable warrants and 50,000 shares underlying convertible note. Shares being offered consist of 25,000 shares underlying exercisable warrants and 50,000 shares underlying convertible note.

(11) Consists of 12,500 shares underlying exercisable warrants and 25,000 shares underlying convertible note. David Clark exercises voting and dispositive control over these shares.

(12) Consists of 12,500 shares underlying exercisable warrants and 25,000 shares underlying convertible note.

(13) Consists of 12,500 shares underlying exercisable warrants and 25,000 shares underlying convertible note.

(14) Consists of 12,500 shares underlying exercisable warrants and 25,000 shares underlying convertible note.

(15) Consists of 50,000 shares underlying exercisable warrants and 100,000 shares underlying convertible note. Joshua Scheinfeld and Jonothan Cope, the principals of Lincoln Park Capital Fund, LLC, are deemed to be the beneficial owners of the shares. Messrs. Scheinfeld and Cope have shared voting and dispositive control over the shares.

(16) Consists of 12,500 shares underlying exercisable warrants and 25,000 shares underlying convertible note.

PLAN OF DISTRIBUTION

We and/or the selling shareholders, if applicable, may sell or dispose of the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser (including block transactions);

•	through agents; or

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•	an offering of shares by way of a distribution to shareholders, partners or members.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling shareholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account(s) and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Broker-dealers engaged by us or the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

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We and/or the selling shareholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

We and/or the selling shareholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the shares of common stock by the selling shareholders.

As used herein, “selling shareholders” includes donees, pledgees, distributees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a named selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer.

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Underwriters and agents may be entitled under agreements entered into with us and/or the selling shareholders, if applicable, to indemnification by us and/or the selling shareholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock, which is listed on the Nasdaq Capital Market. The securities, other than the common stock, may or may not be listed on a national securities exchange.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our securities by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the rights and the shares of common stock offered by this prospectus have been passed upon for us by Libertas Law Group, Inc., Santa Monica, California.

EXPERTS

The consolidated financial statements of Chanticleer Holdings, Inc. as of and for the years ended December 31, 2014 and 2013 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Marcum LLP, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

MATERIAL CHANGES

On May 29, 2015, the Company, BT’s Burgerjoint Management, LLC and BT Burger Acquisition, LLC entered into Amendment No. 1 to the Asset Purchase Agreement dated March 31, 2015, extending the proposed closing date of the acquisition transaction to July 3, 2015. There have been no other material changes in the Company’s affairs since its fiscal year ended December 31, 2014 that have not been described in its Quarterly Reports on Form 10-Q or Current Reports on Form 8-K pursuant to the Securities Exchange Act of 1934.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by us in connection with this offering of securities described in this registration statement. All amounts shown are estimates, except for the SEC registration fee. The Registrant will bear all expenses shown below.

SEC filing fee	$2,5 77
Accounting fees and expenses	*
Legal fees and expenses	*
Printing and engraving expenses	*
Other (including subscription and information agent fees)	*
Total	*

* Not presently known.

Item 15.	Indemnification of Directors and Officers.

We are subject to the laws of Delaware on corporate matters, including their indemnification provisions. Section 102 of the General Corporation Law of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The statute provides that indemnification pursuant to these provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

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Article Tenth of our certificate of incorporation, as amended, states that to the fullest extent permitted by the DGCL, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under Article XI of our bylaws, any person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he is or was a director or officer of ours or was serving at our request as a director or officer of another entity or enterprise (including any subsidiary), may be indemnified and held harmless by us, and we may advance all expenses incurred by such person in defense of any such proceeding prior to its final determination, if this person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. The indemnification provided in our bylaws is not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits

See Exhibit Index attached hereto and incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act.

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(ii)        To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)        That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)          Any preliminary prospectus or prospectus of an undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to this offering prepared by, or on behalf of, the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to this offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in this offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on June 3 , 2015.

CHANTICLEER HOLDINGS, INC.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer, Chairman, President (Principal Executive Officer)	June 3, 2015
Michael D. Pruitt

*	Chief Financial Officer (Principal Accounting Officer)	June 3, 2015
Eric S. Lederer

*	Director	June 3, 2015
Michael Carroll

*	Director	June 3, 2015
Keith Johnson

*	Director	June 3, 2015
Paul I. Moskowitz

*	Director	June 3, 2015
Russell Page

* By:	/s/ Michael D. Pruitt
Michael D. Pruitt, Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger dated September 2013 between the Company and American Roadside Burgers, Inc. (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on October 1, 2013)
2.2	Share Purchase Agreement dated October 2013 between Company and Manchester Wings Limited (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on October 24, 2013)
2.3	Tax Covenant to October 2013 Share Purchase Agreement with Manchester Wings Limited (Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, filed with the SEC on October 24, 2013)
2.4	Subscription Agreement dated November 2013 among the Company, JF Restaurants, LLC and the other parties named therein (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on November 5, 2013)
2.5	Assignment, Assumption, Joinder and Amendment Agreement dated December 2013 among the Company, JF Franchising Systems, LLC and the other parties named therein (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on December 12, 2013)
2.6	Asset Purchase Agreement by and among The Burger Company LLC, American Burger Morehead LLC and the Company dated September 9, 2014 (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on September 10, 2014)
2.7	Asset Purchase Agreement by and among Dallas Spoon, LLC, Express Working Capital, LLC and the Company dated December 31, 2014 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC January 6, 2014)
4.1	Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1 (Registration No. 333-178307), filed with the SEC on December 2, 2011)
4.2	Form of Unit Certificate dated June 2012 (Incorporated by reference to Exhibit 4.2 filed with our Registration Statement on Form S-1/A (Registration No. 333-178307), filed with the SEC on May 30, 2012)
4.3	Form of Warrant Agency Agreement dated June 2012 with Form of Warrant Certificate with $6.50 Exercise Price (Incorporated by reference to Exhibit 4.4 filed with our Registration Statement on Form S-1/A (Registration No. 333-178307), filed with the SEC on May 30, 2012)
4.4	Form of 6% Secured Subordinate Convertible Note dated August 2013 (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on August 5, 2013)
4.5	Form of Warrant for August 2013 Convertible Note with $3.00 Exercise Price (Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, filed with the SEC on August 5, 2013)

4.6	Form of Warrant for September 2013 Merger Agreement with $5.00 Exercise Price (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on October 1, 2013)
4.7	Form of Warrant for September 2013 Subscription Agreement with $5.00 Exercise Price (Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, filed with the SEC on October 10, 2013)
4.8	Form of Warrant for November 2013 Subscription Agreement with $5.50 and $7.00 Exercise Price (Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K, filed with the SEC on November 13, 2013)
4.9	Form of Warrant for January 2015 Subscription Agreement (Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K/A, filed with the SEC on January 9 , 2015)
4.10	Form of 8% Convertible Note dated January 2015 (Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K/A, filed with the SEC on January 9 , 2015)
4.11	Form of Warrant for February 11, 2015 Subscription Agreement *
4.12	Form of Convertible Amended and Restated Note dated March 13, 2015 *
5.1	Opinion of Libertas Law Group Inc., filed herewith.
10.1	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K/A, filed on January 9, 2015 with the SEC)
10. 2	Form of Securities Purchase Agreement by and between the Company and Carl Caserta dated February 11, 2015 *
10. 3	Agreement dated April 24, 2015 by and among the Company, AT Media Corp. and Aton Select Fund, Ltd *
10. 4	Registration Rights Agreement by and between the Company and Carl Caserta dated February 11, 2015 *
10.5

Asset Purchase Agreement by and between Chanticleer Holdings, Inc., BGR Holdings, LLC and BGR Acquisition LLC dated February 18, 2015 (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8K, filed with the SEC on February 18, 2015)

10.6

Asset Purchase Agreement by and between Chanticleer Holdings, Inc., BT’s Burgerjoint Management, LLC and BT Burger Acquisition, LLC dated March 31, 2015 (Incorporated by reference to our Current Report on Form 8K, filed with the SEC on March 31, 2015)

10.7	Amendment No. 1 to Asset Purchase Agreement by and between Chanticleer Holdings, Inc., BT’s Burgerjoint Management, LLC and BT Burger Acquisition, LLC dated May 29, 2015, filed herewith.
23.1	Consent of Marcum, LLP, Independent Registered Public Accounting Firm, filed herewith.
23.2	Consent of Libertas Law Group Inc. (included in Exhibit 5.1)

*Previously filed with the initial filing of this registration statement on Form S-3, filed on April 27, 2015.

Our SEC file number reference for documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, is 001-35570. Prior to June 7, 2012, our SEC file number reference was 000-29507.